Exhibit 99.2
Pinterest Announces First Quarter 2021 Results
SAN FRANCISCO, Calif. - April 27, 2021 - Pinterest, Inc. (NYSE: PINS) today announced financial results for the quarter ended March 31, 2021.
•Q1 revenue grew 78% year over year to $485 million.
•Global Monthly Active Users (MAUs) grew 30% year over year to 478 million.
•GAAP net loss was $(22) million for Q1. Adjusted EBITDA was $84 million for Q1.
“Whether it’s recipe ideas during the pandemic or dream vacation planning for the future, I’m proud that we now help 478 million people every month find inspiration to create a life they love,” said Ben Silbermann, CEO and co-founder, Pinterest. “This quarter, we continued strong growth internationally, including our recent launch of advertising in Brazil, and made significant progress with shopping, making it easier for people to discover and buy products they find on Pinterest.”
“Q1 results were strong, building off the momentum of 2020. Continued rapid growth of our international business and increased adoption from medium and small advertisers drove 78% year-over-year revenue growth,” said Todd Morgenfeld, CFO and Head of Business Operations, Pinterest. “While we continue to navigate COVID-19 uncertainty, we plan to stay focused on driving investments that deliver an inspirational Pinner experience and measurable advertiser value.”
Q1 2021 Financial Highlights
The following table summarizes our consolidated financial results (in thousands, except percentages, unaudited):

	Three Months Ended March 31,		% Change
	2021	2020
Revenue	$485,230	$271,940	78%

Net loss	$(21,674)	$(141,196)	85%

Non-GAAP net income (loss)*	$78,527	$(59,916)	NM

Adjusted EBITDA*	$83,824	$(53,320)	NM
Adjusted EBITDA margin*	17%	(20)%

NM - not meaningful
* Non-cash charitable contributions of $1.5 million were not excluded for non-GAAP purposes for the three months ended March 31, 2020 as these were not material. For more information on these non-GAAP financial measures, please see "―About non-GAAP financial measures" and the tables under "―Reconciliation of GAAP to non-GAAP financial results" included at the end of this release.

Q1 2021 Other Highlights
The following table sets forth our revenue, MAUs and average revenue per user ("ARPU") based on the geographic location of our users (in millions, except ARPU and percentages, unaudited):

	Three Months Ended March 31,		% Change
	2021	2020
Revenue - Global	$485	$272	78%
Revenue - United States	$390	$237	65%
Revenue - International	$95	$35	170%

MAUs - Global	478	367	30%
MAUs - United States	98	90	9%
MAUs - International	380	277	37%

ARPU - Global	$1.04	$0.77	34%
ARPU - United States	$3.99	$2.66	50%
ARPU - International	$0.26	$0.13	91%

Guidance
We continue to navigate uncertainty given the ongoing COVID-19 pandemic and other factors. Our current expectation is that Q2 revenue will grow around 105% year over year. In Q2, we expect global MAUs to grow in the mid-teens and US MAUs to be around flat on a year-over-year percentage basis. Finally, we expect sequential operating expense growth to accelerate in Q2 as we continue to ramp investments in our long-term initiatives and growth drivers.
We intend to provide further detail on our outlook during the conference call.
Our strategic priorities for 2021 remain anchored in content, the Pinner experience, advertiser success and shopping. We plan to continue investing in these this year. We expect R&D efforts to continue to focus on Pinner product, ad product and measurement investments. We intend to grow our headcount further, in particular to support our international expansion efforts. We also intend to scale our comprehension and brand marketing efforts in 2021. We think these investments will support long-term growth and continue to build the foundations for a scaled business over time.

Webcast and conference call information
A live audio webcast of our first quarter 2021 earnings release call will be available at investor.pinterestinc.com. The call begins today at 3:00 PM (PT) / 6:00 PM (ET). We have also posted to our investor relations website a letter to shareholders. This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, letter to shareholders and slide presentation are also available. A recording of the webcast will be available at investor.pinterestinc.com for 90 days.
We have used, and intend to continue to use, our investor relations website at investor.pinterestinc.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.
Forward-looking statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, about us and our industry that involve substantial risks and uncertainties, including, among other things, statements about our future operational and financial performance. Words such as "believe," "project," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "plan" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: uncertainty regarding the duration and scope of the coronavirus referred to as COVID-19 pandemic; actions governments and businesses take in response to the pandemic, including actions that could affect levels of advertising activity; the impact of the pandemic and actions taken in response to the pandemic on global and regional economies and economic activity; the pace of recovery when the COVID-19 pandemic subsides; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; the scope and impact of the recent outbreak of COVID-19 on our planned investments, operations, expenses, revenue, cash flow, liquidity and users; our ability to attract and retain Pinners and engagement levels; our ability to provide useful and relevant content; risks associated with new products and changes to existing products as well as other new business initiatives; our ability to maintain and enhance our brand and reputation; compromises in security; our financial performance and fluctuations in operating results; our dependency on internet search engines’ methodologies and policies; discontinuation, disruptions or outages in authentication by third-party login providers; changes by third-party login providers that restrict our access or ability to identify users; competition; our ability to scale our business and revenue model; our reliance on advertising revenue and our ability to attract and retain advertisers and effectively measure advertising campaigns; our ability to effectively manage growth and expand and monetize our platform internationally; our lack of operating history and ability to attain and sustain profitability; decisions that reduce short-term revenue or profitability or do not produce expected long-term benefits; risks associated with government actions, laws and regulations that could restrict access to our products or impair our business; litigation and government inquiries; privacy, data and other regulatory concerns; our ability to protect our intellectual property; real or perceived inaccuracies in metrics related to our business; disruption, degradation or interference with the hosting services we use and infrastructure; our ability to attract and retain personnel; and the dual class structure of our common stock and its effect of concentrating voting control with stockholders who held our capital stock prior to the completion of our initial public offering. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed in our Quarterly Report on Form 10-Q for the three months ended March 31, 2021, which is available on our investor relations website at investor.pinterestinc.com and on the SEC website at www.sec.gov. Additional information will be made available in our Quarterly Report on Form 10-Q and other future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. All information provided in this release and in the earnings materials is as of April 27, 2021. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

About non-GAAP financial measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States ("GAAP"), we use the following non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP costs and expenses (including non-GAAP cost of revenue, research and development, sales and marketing, and general and administrative), non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP net income (loss) per share. The presentation of these financial measures is not intended to be considered in isolation, as a substitute for or superior to the financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparative purposes. We compensate for these limitations by providing specific information regarding GAAP amounts excluded from these non-GAAP financial measures.
We define Adjusted EBITDA as net loss adjusted to exclude depreciation and amortization expense, share-based compensation expense, interest income, interest expense and other income (expense), net, provision for (benefit from) income taxes and non-cash charitable contributions. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenue. Non-GAAP costs and expenses (including non-GAAP cost of revenue, research and development, sales and marketing, and general and administrative) and non-GAAP net income (loss) exclude amortization of acquired intangible assets, share-based compensation expense and non-cash charitable contributions. Non-GAAP income (loss) from operations is calculated by subtracting non-GAAP costs and expenses from revenue. Non-GAAP net income (loss) per share is calculated by dividing non-GAAP net income (loss) by diluted weighted-average shares outstanding. We use Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP costs and expenses, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP net income (loss) per share to evaluate our operating results and for financial and operational decision-making purposes. We believe these non-GAAP financial measures help identify underlying trends in our business that could otherwise be masked by the effect of the income and expenses they exclude. We also believe these non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to key metrics we use for financial and operational decision-making. We present these non-GAAP financial measures to assist potential investors in seeing our operating results through the eyes of management and because we believe these measures provide an additional tool for investors to use in comparing our operating results over multiple periods with other companies in our industry. There are a number of limitations related to the use of Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP costs and expenses, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP net income (loss) per share rather than net income (loss), net margin, total costs and expenses, income (loss) from operations, net income (loss) and net income (loss) per share, respectively, the nearest GAAP equivalents. For example, Adjusted EBITDA excludes certain recurring, non-cash charges such as depreciation of fixed assets and amortization of acquired intangible assets, although these assets may have to be replaced in the future, and share-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense and an important part of our compensation strategy.
For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the tables under "―Reconciliation of GAAP to non-GAAP financial results" included at the end of this release.

Limitation of key metrics and other data
The numbers for our key metrics, which include our MAUs and ARPU, are calculated using internal company data based on the activity of user accounts. We define a monthly active user as an authenticated Pinterest user who visits our website, opens our mobile application or interacts with Pinterest through one of our browser or site extensions, such as the Save button, at least once during the 30-day period ending on the date of measurement. We present MAUs based on the number of MAUs measured on the last day of the current period. We define ARPU as our total revenue in a given geography during a period divided by the average of the number of MAUs in that geography during the period. We calculate average MAUs based on the average of the number of MAUs measured on the last day of the current period and the last day prior to the beginning of the current period. We calculate ARPU by geography based on our estimate of the geography in which revenue-generating activities occur. We use these metrics to assess the growth and health of the overall business and believe that MAUs and ARPU best reflect our ability to attract, retain, engage and monetize our users, and thereby drive revenue. While these numbers are based on what we believe to be reasonable estimates of our user base for the applicable period of measurement, there are inherent challenges in measuring usage of our products across large online and mobile populations around the world. In addition, we are continually seeking to improve our estimates of our user base, and such estimates may change due to improvements or changes in technology or our methodology.
Contact
Investor relations:
Lili Noesen
ir@pinterest.com
Media:
Mike Mayzel
press@pinterest.com

PINTEREST, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)
(unaudited)

	March 31,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$913,740	$669,230
Marketable securities	1,119,962	1,091,076
Accounts receivable, net of allowances of $6,842 and $8,811 as of March 31, 2021 and December 31, 2020, respectively	389,206	563,733
Prepaid expenses and other current assets	34,267	33,502
Total current assets	2,457,175	2,357,541
Property and equipment, net	63,337	69,375
Operating lease right-of-use assets	146,150	155,916
Goodwill and intangible assets, net	13,310	13,562
Other assets	12,320	13,065
Total assets	$2,692,292	$2,609,459
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$48,585	$49,491
Accrued expenses and other current liabilities	160,415	155,340
Total current liabilities	209,000	204,831
Operating lease liabilities	129,559	139,321
Other liabilities	24,910	22,936
Total liabilities	363,469	367,088
Commitments and contingencies

Stockholders’ equity:
Class A common stock, $0.00001 par value, 6,666,667 shares authorized, 545,794 and 530,140 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively; Class B common stock, $0.00001 par value, 1,333,333 shares authorized, 89,535 and 96,232 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	6	6
Additional paid-in capital	4,684,227	4,574,934
Accumulated other comprehensive income	1,313	2,480
Accumulated deficit	(2,356,723)	(2,335,049)
Total stockholders’ equity	2,328,823	2,242,371
Total liabilities and stockholders’ equity	$2,692,292	$2,609,459

PINTEREST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue	$485,230	$271,940
Costs and expenses:
Cost of revenue	133,470	99,232
Research and development	171,728	145,704
Sales and marketing	130,322	117,027
General and administrative	72,618	56,067
Total costs and expenses	508,138	418,030
Loss from operations	(22,908)	(146,090)
Interest income	1,492	7,151
Interest expense and other income (expense), net	(1,563)	(2,077)
Loss before provision for (benefit from) income taxes	(22,979)	(141,016)
Provision for (benefit from) income taxes	(1,305)	180
Net loss	$(21,674)	$(141,196)
Net loss per share attributable to common stockholders, basic and diluted	$(0.03)	$(0.25)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	628,593	576,302

PINTEREST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Operating activities
Net loss	$(21,674)	$(141,196)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,783	11,746
Share-based compensation	79,459	81,024
Non-cash charitable contributions	20,490	1,544
Other	2,029	1,175
Changes in assets and liabilities:
Accounts receivable	176,564	100,991
Prepaid expenses and other assets	(91)	6,624
Operating lease right-of-use assets	10,288	10,879
Accounts payable	(717)	2,613
Accrued expenses and other liabilities	8,298	(4,905)
Operating lease liabilities	(10,850)	(13,205)
Net cash provided by operating activities	270,579	57,290
Investing activities
Purchases of property and equipment and intangible assets	(1,251)	(7,005)
Purchases of marketable securities	(263,170)	(257,593)
Sales of marketable securities	79,831	72,043
Maturities of marketable securities	149,532	250,074
Other investing activities	—	316
Net cash (used in) provided by investing activities	(35,058)	57,835
Financing activities
Proceeds from exercise of stock options, net	9,344	20,347
Shares repurchased for tax withholdings on release of restricted stock units	—	(44,090)
Net cash provided by (used in) financing activities	9,344	(23,743)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(355)	(214)
Net increase in cash, cash equivalents, and restricted cash	244,510	91,168
Cash, cash equivalents, and restricted cash, beginning of period	678,911	677,743
Cash, cash equivalents, and restricted cash, end of period	$923,421	$768,911
Supplemental cash flow information
Accrued property and equipment	$125	$7,831
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$630	$1,242

Reconciliation of cash, cash equivalents and restricted cash to condensed consolidated balance sheets
Cash and cash equivalents	$913,740	$740,833
Restricted cash included in prepaid expenses and other current assets	571	4,287
Restricted cash included in other assets	9,110	23,791
Total cash, cash equivalents, and restricted cash	$923,421	$768,911

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Share-based compensation by function:
Cost of revenue	$1,312	$1,426
Research and development	56,475	48,906
Sales and marketing	11,891	13,919
General and administrative	9,781	16,773
Total share-based compensation	$79,459	$81,024

Amortization of acquired intangible assets by function:
Cost of revenue	$94	$94
General and administrative	158	162
Total amortization of acquired intangible assets	$252	$256

Reconciliation of total costs and expenses to non-GAAP costs and expenses:
Total costs and expenses	$508,138	$418,030
Share-based compensation	(79,459)	(81,024)
Amortization of acquired intangible assets	(252)	(256)
Non-cash charitable contributions	(20,490)	—
Total non-GAAP costs and expenses (1)	$407,937	$336,750

Reconciliation of net loss to Adjusted EBITDA:
Net loss	$(21,674)	$(141,196)
Depreciation and amortization	6,783	11,746
Share-based compensation	79,459	81,024
Interest income	(1,492)	(7,151)
Interest expense and other (income) expense, net	1,563	2,077
Provision for (benefit from) income taxes	(1,305)	180
Non-cash charitable contributions	20,490	—
Adjusted EBITDA (1)	$83,824	$(53,320)

(1)Non-cash charitable contributions of $1.5 million were not excluded for non-GAAP purposes for the three months ended March 31, 2020 as these were not material.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Reconciliation of net loss to non-GAAP net income (loss):
Net loss	$(21,674)	$(141,196)
Share-based compensation	79,459	81,024
Amortization of acquired intangible assets	252	256
Non-cash charitable contributions	20,490	—
Non-GAAP net income (loss) (1)	$78,527	$(59,916)

Basic weighted-average shares used in computing net loss per share attributable to common stockholders	628,593	576,302
Weighted-average dilutive securities (2)	63,770	—
Diluted weighted-average shares used in computing non-GAAP net income (loss) per share	692,363	576,302
Non-GAAP net income (loss) per share	$0.11	$(0.10)

(1)Non-cash charitable contributions of $1.5 million were not excluded for non-GAAP purposes for the three months ended March 31, 2020 as these were not material.
(2)Gives effect to potential common stock instruments such as stock options, unvested restricted stock units and unvested restricted stock awards.